EXHIBIT 10(c)-1

FORM OF
TCF FINANCIAL CORPORATION
2015 MANAGEMENT INCENTIVE PLAN – EXECUTIVE AWARD

1.     This TCF Financial Corporation 2015 Management Incentive Plan – Executive (this "Award") is effective for the 2015 fiscal year of TCF Financial Corporation ("TCF"). This Award is granted under and subject to the terms and conditions of the TCF Performance-Based Compensation Policy for Covered Executive Officers (the "Performance-Based Plan").

2.     Each participant shall sign a copy of this Award to acknowledge the terms of this Award. Participants are those approved by the Compensation, Nominating, and Corporate Governance Committee (the "Committee") of the TCF Financial Board of Directors.

3.     Each Award recipient is eligible to receive a cash payment in an amount not to exceed [             ]% in the aggregate of his or her base salary as in effect on January 23, 2015 ("base salary"), based on the following criteria (subject to paragraphs 4 and 5 and the terms of the Performance-Based Plan) in the amounts set forth below:

  •
  Return on Tangible Common Equity ("ROTCE"): The participant will be eligible to receive a cash incentive of an amount determined as follows:

  •
  [             ]% of base salary if TCF's ROTCE for 2015 is at the 35th percentile of the 2015 Peer Group (as defined below); or

  •
  [             ]% of base salary if TCF's ROTCE for 2015 is at the 50th percentile of the 2015 Peer Group; or

  •
  [             ]% payout if TCF's ROTCE for 2015 is at or above the 80th percentile of the 2015 Peer Group.

  •
  Return on Average Assets ("ROA"): The participant will be eligible to receive a cash incentive of an amount determined as follows:

  •
  [             ]% of base salary if TCF's ROA for 2015 is equal to 80% of the average ROA of the 2015 Peer Group for 2015; or

  •
  [             ]% of base salary if TCF's ROA for 2015 is equal to the average ROA of the 2015 Peer Group for 2015; or

  •
  [             ]% of base salary if TCF's ROA for 2015 is equal to or above 120% of the average ROA of the 2015 Peer Group for 2015.

For results in between any of the levels set forth for each goal above, the payout will be interpolated in a linear fashion between payout levels. For performance below the 35th percentile of ROTCE or below 80% of the average ROA of the 2015 Peer Group, no payouts will be made. ROTCE shall be calculated as return on average tangible stockholders' equity excluding preferred equity under the Performance-Based Plan. ROA and ROTCE will be calculated as provided in the Performance-Based Plan and shall exclude extraordinary or non-recurring items as well as the results from any businesses newly acquired or commenced by TCF Financial (or its subsidiaries) during fiscal 2015. The 2015 Peer Group will be determined in accordance with the description in TCF Financial's proxy statement for the 2015 Annual Meeting of Stockholders.

4.     The Committee may in its discretion, reduce or eliminate the amount of the incentive determined under this Award for any reason. Among other things, participants will be assessed for incentive purposes based on their effectiveness in managing risk within their respective areas of accountability during the plan year. The risk management assessment will include review of relevant key risk indicators (KRIs) used in the TCF Enterprise Risk Management program. The Committee has authority to make interpretations under this Award and to approve all calculations made for this Award. Incentive compensation under this Award will be paid in cash as soon as possible following certification of the performance goals by the Committee, but no later than March 15, 2016. A participant need not be employed by TCF Financial (or the same subsidiary as employed by on the date of this Award) after December 31, 2015 in order to receive payment under the Award.

5.     The Committee may amend this Award from time to time as it deems appropriate, except that any such amendment shall be in writing and signed by both TCF Financial and the participant and no amendment may contravene requirements of the Performance-Based Plan. This Award shall not be construed as a contract of employment, nor shall it be considered a term of employment, nor as a binding contract to pay awards.

6.     This Award is effective for service on or after January 1, 2015.

7.     While the participant is actively employed with TCF Financial or any of its subsidiaries, and, in the event of termination of employment by TCF Financial or any of its subsidiaries or the participant for any reason for a period of one year after the

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participant's termination of employment, the participant agrees that, except with the prior written approval of the Committee, the participant will not offer to hire, entice away, or in any manner attempt to persuade any officer, employee, or agent of TCF Financial or any of its subsidiaries to discontinue his or her relationship with TCF Financial or any of its subsidiaries nor will the participant directly or indirectly solicit, divert, take away or attempt to solicit business of TCF Financial or any of its subsidiaries as to which the participant has acquired any knowledge during the term of the participant's employment with TCF Financial or any of its subsidiaries.

8.     This Award shall be governed by, and construed in accordance with, the laws of the State of Minnesota.

Acknowledgement

I have received, read, and acknowledge the terms of the foregoing Award and the Performance-Based Plan.

February 10, 2015 Date	Signature

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